UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 27, 2020

(Date of earliest event reported)

 ENTASIS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38670	82-4592913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive Waltham, MA 02451 (781) 810-0120
(Principal Executive Office)

Telephone Number: (781) 810-0120

Not Applicable
Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ETTX	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On August 27, 2020, Entasis Therapeutics Holdings Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchasers named therein (the “Investors”), including existing stockholder Innoviva, Inc. (“Innoviva”), pursuant to which the Company agreed to issue and sell (i) an aggregate of 8,183,878 shares of common stock (the “Shares”), par value $0.001 per share (the “Common Stock”) (ii) warrants to purchase an aggregate of 9,345,794 shares of Common Stock (the “Common Warrants”), with each Share and Common Warrant being issued and sold as a unit, for a per unit price of $2.675, and (iii) pre-funded warrants to purchase an aggregate of 1,161,916 shares of Common Stock (the “Pre-Funded Warrants” and, together with the Common Warrants, the “Warrants”), to the Investors for aggregate gross proceeds of approximately $25 million (collectively, the “Offering”). The closing of the Offering occurred on September 1, 2020.

Each Common Warrant has an exercise price per share of Common Stock equal to $2.675 per share. Each Pre-Funded Warrant has an exercise price per share of Common Stock equal to $0.001 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of each Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction. Each Warrant is exercisable from the date of issuance and has a term of five years.

The Company may not effect the exercise of certain Warrants, and the applicable holder will not be entitled to exercise any portion of any such Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Warrant (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to the Company subject to the terms of the Warrants.

On September 1, 2020, in connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 45 days after the closing of the Offering for purposes of registering the resale of the Shares, shares of Common Stock issuable upon exercise of the Warrants, the Warrants and any shares of Common Stock issued as a dividend or other distribution with respect to the Shares or shares of Common Stock issuable upon exercise of the Warrants. The Company agreed to use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within 90 days after the closing of the Offering (or within 120 days if the SEC reviews the registration statement).

The Company has also agreed, among other things, to indemnify the Investors, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and to pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing descriptions of the Securities Purchase Agreement, Registration Rights Agreement and Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is incorporated herein by reference. The Offering was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 8.01.	Other Events.

On August 28, 2020, the Company issued a press release (the “Press Release”) announcing the transaction. The full text of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Pre-Funded Common Stock Purchase Warrant.

10.1*	Securities Purchase Agreement, dated August 27, 2020, by and between the Company and the Investors named therein.

10.2	Registration Rights Agreement, dated September 1, 2020, by and between the Company and the Investors named therein.

99.1	Press Release, dated August 28, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain information has been excluded from the exhibit because it both (i) is not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Schedules have been omitted pursuant to Item 601(b)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTASIS THERAPEUTICS HOLDINGS INC.

Date: September 1, 2020	By:	/s/ Elizabeth M. Keiley

Name:	Elizabeth M. Keiley
Title:	General Counsel

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